Exhibit 10.16.2

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

This SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Second Amendment”), dated as of October 30, 2007, is entered into by and between ENERGYSOLUTIONS, LLC, a Utah limited liability company (the “Company”), ENV Holdings LLC (“ENV Holdings”), and Philip O. Strawbridge (the “Executive”). This Amendment amends that certain Executive Employment and Non-competition Agreement between the Company and the Executive dated March 23, 2006, as amended pursuant to the First Amendment to Executive Employment and Non-Competition Agreement dated October 17, 2007 (as amended, the “Agreement”) as follows:

1. Section 4(f)(3) of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

(3)	With respect to the remaining five sixths (5/6) of said IPO Share Awards (0.50% of the Company’s issued and outstanding shares of common stock on the Grant Date), twenty-five (25%) will vest on each of the first four anniversaries of the Grant Date. Any unvested IPO Share Awards shall be forfeited upon termination of the Executive’s employment; provided, however, that the IPO Shares Awards shall immediately and automatically vest in the event the Executive’s employment is terminated by the Company for any reason other than “Cause” or by the Executive for Good Reason, unless an offer of employment is made by the Company or one of its Affiliates at the same salary and with the same level of benefits in the aggregate as in effect immediately prior to such termination (regardless of whether or not such offer of employment is accepted or rejected by Executive and regardless of the position, reporting or other offered terms of employment).

2. Section 4(g) of the Agreement is deleted in its entirety and the following is substituted in place thereof:

(g) ENV Membership Unit Grant if No IPO Occurs. If the Company fails to complete an initial public offering of its common stock on or before October 31, 2008, ENV Holdings shall, in lieu of the IPO Share Awards, grant to the Executive, effective as of October 31, 2008 (the “Membership Unit Grant Date”), on the terms set forth in the Amended Agreement, Membership Units that initially represent 0.60% (subject to dilution for further issuance of additional equity in ENV Holdings) of the aggregate equity value of ENV Holdings on the Membership Unit Grant Date as reasonably determined by the Board.

One sixth (1/6) of said membership units shall be fully vested upon the grant thereof to the Executive. With respect to the remaining five sixths (5/6) of said membership units, twenty-five percent (25%) will vest on each of the first four anniversaries of the date of grant; provided, however, that the membership units shall immediately and automatically vest in the event the Executive’s employment is terminated by the Company for any reason other than for “Cause” or by the Executive for Good Reason, unless an offer of employment is made by the Company or one of its Affiliates at the same salary and with the same level of benefits in the aggregate as in effect immediately prior to such termination (regardless of whether or not such offer of employment is accepted or rejected by Executive and regardless of the position, reporting or other offered terms of employment).

3. The parties hereby ratify and confirm all terms and conditions set forth in the Agreement that are not expressly modified by this Second Amendment. This Second Amendment and the Agreement shall be considered, for all intents and purposes, as one agreement. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Agreement, the terms and provisions of this Second Amendment shall, in all instances, prevail.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first above written.

ENERGYSOLUTIONS, LLC		ENV HOLDINGS LLC

By:	/s/ R Steve Creamer	By:	/s/ Lance Hirt
Name:	R Steve Creamer	Name:	Lance Hirt
Title:	Chief Executive Officer	Title:	Authorized Signatory

/s/ Philip O. Strawbridge
Philip O. Strawbridge